BYLAWS
OF
DJ CONNECTION TULSA, INC.

Section 1. Definitions

1.01	Definitions. Unless the context clearly requires otherwise, in these Bylaws:

1.01.1	“Act” means the Oklahoma General Corporation Act.

1.01.2	“Board” means the Board of Directors of the Corporation.

1.01.2	“Bylaws” means these Bylaws as adopted by the Board and includes amendments subsequently adopted by the Board or by the Shareholders.

1.01.4	“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Oklahoma and includes all amendments subsequently filed.

1.01.5	“Corporation” means DJ Connection, Inc.

1.01.6	“Section” refers to a section of these Bylaws.

1.01.7	“Shareholder” means a Shareholder of record of the Corporation.

1.02	Title of Office. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation.

Section 2. Offices

2.01	Principal Office. The Corporation may locate its principal office within or without the state of Oklahoma as the Board may determine.

2.02
Registered Office. The registered office required by law to be maintained in the state of incorporation may be, but need not be, identical with the principal office of the Corporation. The Board may change the address of the registered office from time to time.

2.03
Other Offices. The Corporation may have offices at such other places, either within or without the State of Oklahoma, as the Board may designate or as the business of the Corporation may require from time to time.

Section 3. Meetings of Shareholders

3.01
Annual Meeting. The Shareholders shall hold annual meetings for the purpose of electing Directors and for the transaction of such other proper business as may come before such meetings at such time, date, and place as the Board shall determine by resolution.

3.02
Special Meetings. A majority of the shareholders, the Board, or a committee of the Board duly designated and whose powers and authority include the power to call meetings may call special meetings of the Shareholders at any time for any purpose or purposes.

3.03
Place of Meetings. The Shareholders shall hold all meetings at such places, within or without the State of Oklahoma, as the Shareholders, the Board, or a committee of the Board shall specify in the notice or waiver of notice for such meetings.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

3.04
Notice of Meetings. The Shareholders, the Board, or a committee of the Board shall give written notice of each meeting of Shareholders, not less than 10 nor more than 60 days before the date of the meeting provided, however, that if the purpose of the meeting is to vote on a merger, a consolidation, a share acquisition under Section 1090.1 of the Act, or the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, written notice shall be delivered not less than 20 nor more than 60 days before the date of the meeting. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated in the affidavit.

3.05
Waiver of Notice. Whenever these Bylaws require written notice, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated in the notice, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the call of the meeting and makes such objection at the beginning of the meeting. A written waiver of notice need not specify either the business to be transacted or the purpose of any meeting of Shareholders, Directors or members of a committee of the Board.

3.06
Reconvened Meetings. If the Shareholders adjourn a meeting with the intention of reconvening the meeting at another time or place, notice need not be given of the meeting to be reconvened if the time and place are announced before adjournment and the meeting is to be reconvened no more than 30 days after the adjourning meeting. At the reconvened meeting, the Shareholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than 30 days or, if after the adjournment, the Board or a committee of the Board fixes a new record date for, or changes the time or place of, the reconvened meeting, the Board or a committee of the board shall give notice of the meeting to be reconvened to each Shareholder of record entitled to vote.

3.07
Quorum. The presence in person or by proxy of the holders of a majority of all the shares entitled to vote at the meeting shall constitute a quorum for the purpose of convening or reconvening any meeting of the Shareholders. Except as otherwise required by law, the Shareholders may continue to transact any and all business properly before the meeting despite the loss of a quorum, if a quorum was established and the meeting properly convened. In the absence of a quorum, the holders of a majority of the shares entitled to vote who are then present in person or by proxy or any officer entitled to preside as, or to act as secretary of, such meeting may adjourn the meeting to another place, date, or time.

3.08
Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer who is present shall call to order any meeting of the Shareholders, determine the presence of a quorum, and act as Chairman. In the absence of the Secretary or an Assistant Secretary, the Chairman shall appoint the secretary of the meeting.

3.09
Conduct of Business. Subject to the authority of the Board, the Chairman of any meeting of Shareholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems appropriate for the good of the Shareholder’s present.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

3.10
List of Shareholders. At least 10 days before every meeting of Shareholders, the Secretary shall prepare a list of the Shareholders entitled to vote, arranged in alphabetical order, showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. The Corporation shall make the list available for examination by any Shareholder for any purpose germane to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

The Secretary shall produce and keep the list of Shareholders at the meeting during the entire duration of the meeting and any Shareholder who is present may inspect the list at the meeting. The list shall continue prescriptive proof of the identity of the shareholders entitled to vote at the meeting and the number of shares held by each Shareholder.

The failure to comply with this Section shall not invalidate any action taken at the meeting, provided that any director who has willfully neglected or refused to produce the list shall be ineligible to stand for election at the meeting. A determination of Shareholders entitled to vote at any meeting of Shareholders pursuant to this Section shall apply to any adjournment thereof.

3.11
Fixing of the Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board or a committee of the Board may fix in advance a date as the record date for any such determination of Shareholders. The Board shall not, however, fix such date more than 90 days prior to the date of the particular action.

If the Board or a committee of the Board does not fix a record date for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date of mailing notice or the date on which the Board adopts the resolution declaring a dividend as the cause may be, shall be the record date for such determination. If the Board or a committee of the Board does not fix a record date and action is to be taken by written consent of Shareholders, the record date shall be the first date on which a signed written consent is delivered to the Corporation, provided, if prior action by the Board is required under the Act, the record date shall be at the close of business of the day on which the Board adopts the resolution making such prior action.

3.12
Voting of Shares. Subject to the Certificate of Incorporation, each Shareholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting. The Corporation shall not have the right to vote treasury stock, nor shall another corporation have the right to vote the stock if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of Directors of such other corporation. Persons holding stock in a fiduciary capacity (including the Corporation) shall have the right to vote such stock. Persons who have pledged their stock shall have the right to vote such stock unless in the transfer on the books the pledgor expressly empowered the pledge to vote such stock. In that even, only the pledge, or his proxy, may represent such stock and vote thereof.

A plurality of the votes cast shall determine all elections and, except when a resolution of the Board or the law requires otherwise, a majority of the vote cast determine all other matters.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

The Shareholders may vote by voice vote on all matters. Upon demand by a Shareholder entitled to vote, or his proxy, the Shareholders shall vote by ballot. In that event, each ballot shall state the name of the Shareholder or proxy voting, the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting.

3.13
Judges. At any meeting in which the Shareholders vote by ballot, the Board may appoint a judge or judges. Each judge shall subscribe an oath to execute the duties of a judge at such meeting faithfully, with strict impartiality, and according to the best of his ability. The judge or judges shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and when the Shareholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The judge or judges shall prepare a subscribed, written report and shall deliver the report to the Secretary. A judge need not be a Shareholder, and any officer may be a judge on any question other than a vote for or against a proposal in which he has a material interest.

3.14
Proxies. A Shareholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney in fact has subscribed and which the proxy has delivered to the secretary of the meeting.

A proxy is not valid after the expiration of three (3) years after the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force (which length may exceed three years) or limits it use to a particular meeting.

The attendance at any meeting of a Shareholder who previously had given a proxy shall not have the elect of revoicing the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.15
Consent of Shareholders in Lieu of Meeting. The Shareholders may make any action which they could take at any annual or special meeting without a meeting, prior notice, or a vote, if the holders of outstanding shock having the number of votes necessary to authorize or take the action as a meeting at which all shares entitled to vote were present and vocal, sign a written consent or consents, setting forth the action taken, and deliver such consent or consents to the Corporation. To be effective, a consent or consents representing the required number of votes must be delivered to the Corporation within sixty (60) days of the day that the first consent was delivered with respect to the action taken.

The Secretary or Assistant Secretary shall note the delivery date on each written consent delivered to the Corporation, and shall give prompt notice of the taking of any action by less than unanimous consent to the Shareholders who have not delivered written consents.

Section 4. Board of Directors

4.01	General Powers. The Board shall manage the property, business and affairs of the Corporation.

4.02
Number. The number of Directors who shall constitute the Board shall equal not less than one (1) nor more that eleven (11), as the Board may determine by resolution from time to time. Unless an election is contested, a Board resolution nominating persons for election shall suffice to evidence the fixing of the number of Directors constituting the Board.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

4.03
Election of Directors and Term of Office. The Shareholders shall elect the Directors at the annual or adjourned annual meeting (except as otherwise provided herein for the filling of vacancies). Each Director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.04
Resignations. Any director may resign at any time by giving written notice to the Board or to the Secretary. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.05	Removal. Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors may remove any Director at any time with or without cause.

4.06
Vacancies. A majority of the remaining Directors, although less than a quorum, may fill any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of Directors, or any other cause. Each Director so chosen shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.07
Chairman of the Board. At the initial and annual meeting of the Board, the Directors may select from their number a Chairman of the Board. The Chairman shall preside at all meeting of the Board and shall perform such other duties as the Board may direct. The Board also may elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.08	Compensation. The Board may compensate Directors for their services and may provide for the payment of all expenses the Directors incur by attending meeting of the Board.

Section 5. Meetings of Directors

5.01
Regular Meetings. The Board may hold regular meetings at such places, dates, and times as the Board shall establish by resolution. If any day fixed for a meeting falls on a legal holiday, the Board shall hold the meeting at the same place and time on the next succeeding business day. The Board need not give notice of regular meetings.

5.02
Place of Meetings. The Board may hold any of its meetings in or out of the State of Oklahoma, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such place as the persons calling the meeting may designate.

5.03
Meetings by Telecommunications. The Board or any committee of the Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear and speak to each other. Such participation shall constitute presence in person at such meeting.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

5.04
Special Meetings. The Chairman of the Board, the President, or a majority of the Directors then in office may call a special meeting of the Board. The person or persons authorized to call special meetings of the Board may fix any time during a business day as the time for the meeting and may fix a reasonable place, either in or out of the State of Oklahoma as the place for the meeting.

5.05
Notice of Special Meeting. The person or persons calling a special meeting of the Board shall give written notice to each Director of the time, place, date, and purpose of the meeting of not less than three (3) business days if by U.S. postal service, not less than two (2) business days if by overnight delivery service, and not less than 24 hours if by telegraph, telecopy, electronic transmission, or in person. A Director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all Directors are present or if those not present sign either before or after the meeting a written waiver of notice, a consent to such meeting, or a approval of the minutes of the meeting. A notice or waiver of notice need not specify the purpose of the meeting or the business which the Board will transact at the meeting.

5.06	Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a Director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.07
Quorum. A majority of the Directors then in office shall consititute a quorum for all purposes at any Board meeting. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the meeting to another place, date or time without further notice.

5.08
Conduct of Business. The Board shall transact all business in each order and manner as the Board may determine. Except as otherwise required, the Board shall determine all procedural, subjective, or other matters by the vote of a majority of the Directors present. Any director may add to the Board’s agenda any item germane to the Corporation’s property, business or affairs. The Directors shall act as a Board, and the individual Directors shall have no power as such.

5.09
Action by Consent. The board or a committee of the Board may take any required or permitted action without a meeting if all members of the Board or committee sign a written consent and file the consent with the minutes of the proceedings of the Board.

Section 6.  Committees

6.01	Committees of the Board. The Board may designate one or more committees of the Board by a vote of a majority of the Directors then in office.

6.02
Selection of Committee Members. Committees of the Board shall be composed of a Director or Directors selected by a vote of a majority of the Directors then in office. By the same vote, the Board may designate other directors as alternative members who may replace any absent or disqualified member at any meeting of a committee. In the absence or disqualification of any member of any committee and any alternative member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint by unanimous vote another member of the Board to act at the meeting in the place of the absent or disqualified member.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

6.03
Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as the law or these Bylaws require otherwise. Each committee shall make adequate provision for notice of all meetings to members. A majority of the members shall constitute a quorum unless the committee consists of one (1) or two (2) members. In that event, one (1) member shall constitute a quorum. A majority vote of the members present shall determine all matters. A committee may take action without a meeting if all the members of the committee consent in writing and file the consent or consents with the minutes of the proceedings of the committee.

6.04
Authority. Subject to any limitations under the Act and to the extent the Board provides, any committee of the Board shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

6.05	Minutes. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

6.06
Committees of the Corporation. In addition to committees of the Board, the Board may designate committees for the purpose of advising the Board about specific matters or undertaking specific tasks. To accomplish such purposes, the Board may delegate to a committee the authority that the Board could properly delegate to its agents, but such committees shall not have the general power and authority of the Board in the management of the business and affairs of the Corporation. A committee may be composed in whole or part by non-directors.

Section 7.  Officers

7.01	Officers of the Corporation. The officers shall consist of those which the Board may designate and elect from time to time. The same person may hold any number of offices.

7.02
Election and Term. The Board shall elect the officers. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

7.03
Compensation of Officers. The Board shall fix the compensation of all officers. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

7.04	Removal of Officers and Agents. The Board may remove any officer or agent it had elected or appointed at any time, with or without cause.

7.05
Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

7.06
President. The President shall be the chief executive officer and, subject to the Board’s control, shall supervise and direct the business and affairs of the Corporation. When present, he shall sign (with or without the Secretary, an Assistant Secretary, or any other officer or agent which the Board has authorized) checks, mortgages, bonds, contracts or other instruments which the Board has specially or generally authorized an officer or agent to execute. The president shall not, however, sign any instrument which the law, these Bylaws, or the Board expressly requires some other officer or agent to sign and execute. The president shall exercise and perform such powers and duties as are usually vested in a President and chief executive officer, and such other powers and duties as the board may prescribe from time to time.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

7.07
Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Executive Vice President, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, the Executive Vice President shall have all the powers and restrictions of the presidency. The Executive Vice President shall exercise and perform such powers and duties as are usually vested in a chief operating officer and such other powers and duties as the President or the Board may assign to him from time to time. Any other Vice President shall have only those duties as the Board, the President or the Executive Vice President may assign to him from time to time.

7.08
Secretary. The secretary shall (a) keep the minutes of the meetings of the Shareholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Corporation, (d) affix the seal to all documents that the Board had authorized or the law requires be executed under seal, (e) maintain a register of the addresses of each Shareholder, (f) sign, with the President, the Secretary, or any other officer or agent which the Board had authorized, certificates for shares, (g) have charge of the stock transfer books, and (h) perform all duties which the Board or the President may assign.

7.09
Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of the length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, an Assistant Secretary shall have the powers and restriction of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary, or Board may assign from time to time.

7.10
Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, (c) deposit all moneys in the name of the Corporation in depositories which the Board selects, and (d) perform all duties which the President, the Executive Vice President, or the Board may assign from time to time.

7.11
Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the President, Treasurer, or Board may assign to him from time to time.

7.12
Controller. The controller shall be the chief accounting officer. He shall approve all bills for purchases, payrolls, and similar instruments providing for payment of moneys by the Corporation. He shall be in charge of and maintain books of account and accounting records. In addition, he shall perform such other acts as are usually performed by the controller of a corporation or assigned to him by the Board or by the President.

7.13	Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

7.14
Action with Respect to Secretaries of Other Corporations. Unless the Board directs otherwise, the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of the shareholders of any other corporation in which the Corporation holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Corporation possesses by reason of its ownership of securities in another corporation.

7.15
Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

Section 8. Contracts, Loans, Drafts, and Accounts

8.01
Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and or behalf of the Corporation. The Board may make such authorization general or special.

8.02
Loans. Unless the Board has authorized such action, no officer or agent shall contract for a banking or similar loan on behalf of the Corporation or issue any evidence of indebtedness is the Corporation’s name.

8.03
Deposits. The Treasurer or the Controller shall deposit all funds of the Corporation not otherwise employed in such bonds, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board had delegated such power may select. For the purpose of deposit and collection for the account of the Corporation, the President, the Treasurer or the Controller (or any other officer, assistant, agent or attorney or the Corporation whom the Board has authorized) may generate, assign and deliver checks, drafts and other orders for the payment of money payable to the order of the Corporation.

8.04
Drafts. The President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, and such other persons as the Board shall determine issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Corporation.

8.05
General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent, attorney of the Corporation to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

BYLAWS
OF
DJ CONNECTION TULSA, INC.

Section 9. Certificates for Shares and Their Transfer

9.01
Certificates for Shares. Every owner of shares shall have the right to receive a certificate or certificates certifying to the number and class of shares of the stock the he owns or, if the shares are to be uncertificated within the meaning of Article 8 of the Uniform Commercial Code (the “UCC”), an initial transaction statement (a “statement”) containing the information required by the UCC. The Board shall determine the forms of the certificates and statements for the shares of stock. The Secretary, transfer agent, or registrar shall number the certificates representing shares of the stock in the order in which the Corporation issues them. The president or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Corporation. If the certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to serve as such officer, transfer agent, or registrar before the Corporation issues the certificate, the Corporation may issue that certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar shall sign the statements in the name of the Corporation.

The Secretary, transfer agent, or registrar shall keep a record in the stock transfer books of the names of the persons, firms, or corporations owning the stock, the number and class of share represented by the certificates or statements and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar shall cancel every certificate surrendered to the Corporation for exchange or transfer. Except in the case of a lost, destroyed or mutilated certificate, the Secretary, transfer agent, or registrar shall not issue a new certificate in exchange for an existing certificate until he has canceled the existing certificate. The corporate seal may, but need not, be placed upon the certificates representing the Corporation’s shares.

9.02
Transfer of Shares. A transfer of shares of the Corporation’s stock shall be effective only when registered on the stock transfer books of the corporation. In the case of certificated shares, an appropriate person (as defined in Article 8 of the UCC) shall furnish to the Secretary, transfer agent, or registrar proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares. In the case of uncertificated shares, an appropriate person shall furnish to the Secretary, transfer agent, or registrar proper evidence of his authority to make the transfer and shall issue a proper instruction regarding the transfer.

If a certificated share is presented to the Corporation with a request to register a transfer, pledge or release, or an instruction is presented to the Corporation with a request to register a transfer, pledge or release, the Corporation shall register the transfer, pledge or release if the certificate is endorsed or the instruction was originated by an appropriate person, reasonable assistance is given that these endorsements are genuine and effective, the Corporation has no duty as to adverse claims or has discharged the duty, any applicable laws relating to the collection of taxes have been satisfied, and the transfer, pledge or release is in fact rightful of is to a bona fide purchaser.

9.03
Lost, Stolen, Destroyed and Mutilated Certificates. The Board may direct the Secretary, transfer agent or registrar to issue a new certificate, or an equivalent uncertificated share, to any holder of record of shares of the Corporation’s stock claiming that he has lost such certificate or that someone has stolen, destroyed, or mutilated such certificate, upon the receipt of an affidavit from such holder to such fact. When authorizing the issue of a new certificate or an equivalent uncertificated share, the Board may require, as a condition precedent to the issuance, that the owner of such certificate give the Corporation a bond of indemnity in such form and amount as the Board may direct.

9.04
Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws or the laws of the State of Oklahoma, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

BYLAWS
OF
DJ CONNCECTION TULSA, INC.

9.05
Holder of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact to receive dividends, to vote, if entitled and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have expenses or other notice, except as expressly provided by law or unless, in the case of a fiduciary, the fiduciary furnishes proof of his appointment.

9.06
Treasury Shares. Treasury shares shall consist of shares, which the Corporation has issued and later acquired but not canceled by recognition of the Board. Treasury shares shall not carry voting or dividend rights.

Section 10. Indemnification.

10.01
Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a Director or officer, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in each capacity, against costs, charges, expenses (including attorney’s fees), judgments, fines and recruits paid in settlement, actually and reasonably inccured by him or on his behalf in connection with such action, suit or proceeding and and appeal therefrom, if be acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which be reasonably believed to be in or not opposed to the best interests of the Corporation.

10.02
Actions or Suites By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is aparty or is threatened to be made a part to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reasons of the fact that he is or was or has agreed to become a Director or officer, of is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorney’s fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matters to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a course of competent jurisdiction in the State of Oklahoma or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all circumstances of he case, such person is fair and reasonably entitled to indemnity for such costs, charges and expenses which the Oklahoma court of such other court shall deem proper.

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10.03
Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Section 10, to the extent that a Director or officer has been successful as the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referenced to in sections 10.01 and 10.02 or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney’s fees) actually and reasonably by him or on his behalf.

10.04
Determination if Rights to Indemnification. Any indemnification under Sections 10.01 and 10.02 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a disinterested majority of the Board, or, (ii) if such disinterested majority of the Board so directs, by independent legal counsel in a written opinion, or (iii) by the disinterested shareholders, that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 10.01 and 10.02.

10.05
Advanced of Costs, Charges and Expenses. Costs, charges and expenses (including attorney’s fees) incurred by a person referred to in Sections 10.01 and 10.02 in defeating a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of said action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in the Section 10. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The Board may, in the manner set forth above, and upon approval of such Director, officer, employer, employee or agent, authorize the Corporation’s counsel to represent such person in any action, suit or proceeding, regardless of whether the Corporation is a party to such action, suit or proceeding.

10.06
Procedure for indemnification. Any indemnification under 10.01, 10.02 and 10.03, or advance of costs, charges and expenses under Section 10.05, shall be made promptly, and in any event, within 60 days upon the written request of the Director or officer. The right to indemnification or advances as granted by this Section 10 shall be enforceable by the Director or officer in any count of competent jurisdiction, if the Corporation deames such request in whole or in part, or if no disposition is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, is whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 10.05 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 10.01 or 10.02, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal council and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.01 or 10.02, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal council and its shareholders) that he claimant but not met such applicable standard of conduct, shall be a defense to the action or create a prescription that the claimant has not met the applicable standards of conduct.

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10.07
Settlement. If, in any action, suit or proceeding, including any appeal, within the scope of the Section 10.01 or 10.02, the person to be indemnified shall have unreasonably failed to enter into a settlement, then, notwithstanding any other provisions of this Section 10, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expense incurred by such person prior tohe time such settlement could reasonably have been affected.

10.08
Other Rights, Continuation of Rights to Indemnification. The indemnification provided by this Section 10 shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statuatory), agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by acting as agents for the Corporation, and shall continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 10 is in effect. Any repeal or modification of this Section 10 or any repeal or modification or relevant provisions of the Act or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, officer, employee or agent or the obligations of the Corporation arising under this Section. This Section shall be binding upon any successor occupation to this Corporation, wheather by way or aquistition, merger, consolidation or otherwise.

10.09
Insuance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become Director, officer, employee or agent, or is or was serving at he request of the Corporation as a Director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liablility asserted against him and incurred by him or on his behalf in any such capacity; or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 10; provided, however, that such insurance is available on acceptable terms, as determined by the Board.

10.10
Savings Clause. If this Section 10, or any portion hereof, shall be invalidated on any ground by any court of competent jurisdication, then the Corporation (i) shall nevertheless indemnify each Director and officer, and (ii) may nevertheless indemnify each employee and agent, as to costs, charges and expenses (including attorney’s fees), judgements, fine and amounts paid in settlements with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 10 that shall not have been invalidated and to the full extent permitted by applicable law.

10.11
Subsequent Amendment. No amendment, termination or repeal of the Section 10 shall affect or impair in any way the rights of any Director or officer to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

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10.12
Subsequent Legislation. If the Act is amended to further expand the indemnification permitted to Directors, officers, employees or agents, then the Corporation shall indemnify such persons to the fullest extent by the Act, as so amended.

Section 11. Notices

11.01
General. Unless these Bylaws expressly provide to the contrary, the Corporation may give effective notice under these Bylaws by U.S. postal service, by overnight delivery service, by telegram or telegraph, or by electronic transmission, such as telephone, telecopy, electronic bulletin board, voice mail or other similar medium. Effective notice may also be made in person. Receipt of effective notice must not be contingent upon the recipient’s payment of any charges as prerequisite to the notice’s receipt. Effective notice must be posted or translated to recipient’s address, telephone number, facsimile number or electronic code number as shown on the books in a manner normally used for the posting or transmission of information in the medium chosen. Effective notice to the Corporation shall be posted or transmitted to the President or Secretary at the Corporation’s principal office. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice, and the burden or proving notice shall rest on the sender.

11.02	Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to notice may waive notice in writing, either before or after the time stated in the notice.

Section 12. Miscellaeous

12.01
Resolutions of Controversies and Claims. In the event of any controversy of claim, whether based on contract, tort, statute or other legal or aquitable theory (including any claims of fraud, misrepresentation, or fraudulent indescrepencies), arising out of or related to the corporation contract between and among the Corporation its shareholders, directors, officers, employees or agents (as this contract is embodied under the certificate of incorporation, the Bylaws, corporate resolutions, the Act, and the common law of the time of the acts giving rise the controversy or claim) (the “Dispute”) the parties agree as follows:

12.01.1
Mediation. If the Dispute cannot be resolved by negotiation, the parties agree to submit the Dispute in mediation by a mediator mutually selected by the parties. If the parties are unable to agree upon a mediator, the American Arbitration Association shall appoint the mediator. In any event, the mediation shall take place within (30) days of the date that the party gives the other party written notice of its desire to mediate.

12.01.2	Arbitration

12.01.2.1
If not redeemed by mediation, the parties shall resolve the Dispute by arbitration pursuant to this Section and the then-current rules and supervision of the American Arbitration Association. The arbitration shall be held in Philadelphia, Oklahoma before a singe arbitrator who is knowledgeable about corporate law. The arbitrator may order the parties to exchange copies of noncomemorable exhibits and copies of witness lists in advance of the arbitration hearing. the arbitrator shall, however, have no other power in order to discover or depositions unless and than only to the extent that all parties otherwise agree in writing. The arbitrator’s decision and award shall be final and binding and may be ordered in any court having jurisdiction. The arbitrators shall not have the power to award, and no one subject to this Section shall seek, an award of, positive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement or any subsequent agreement between the parties. To prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief.

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12.01.2.2
Places of arbitrability. shall be determined in accordance with the Federal substantive and procedural laws relating to arbitration. All other aspects of the Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be honored to follow, the substantive laws of the State of Oklahoma. Each party shall bear its own attorneys’ fees associated with negotiation, mediation and arbitration, and other costs and expenses shall be borne as provided by the rules of the American Arbitration Association. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorney’s fees reasonably incurred by the other party.

12.01.2.3
Confidentiality. Neither a party, a witness, nor the arbitrator may disclose the facts of the underlying dispute or the contents or results of any negotiations, mediation, or arbitration without the prior written consent of all parties, except as necessary (and then, only to the extent required to enforce or challenge the settlement agreement or the arbitration award, or the comply with legal, financial, or tax reporting requirements.

12.01.2.4
Litigations on Actions. No party may bring a claim or action, regardless of form, arising out of or related to this Agreement (as embodied under the Certificate of Incorporation, these bylaws, corporate resolutions, the Act and the common law at the time of the acts giving rise to the controversy or claim), including any claim or action for fraud, misrepresentation or fraudulent indictment, more than one year after the cause of action occurs, unless the injured party could not have reasonably discovered, and did not discover, the basic facts supporting the claim or action within such one year period.

12.01.2.5
Covered Parties. The duties to mediate and arbitrate shall extend to any director, officer, employee, shareholder, principal agent, trustee in bankruptcy or otherwise, affiliate, subsidiary, third-party beneficiary, or guarantor of a party making or defending a claim that would otherwise be subject to this Section. Unless the context otherwise requires, references to “party” or “parties” within this Section shall include the foregoing persons, provided, however, that the specific provisions regarding the allocation of costs in paragraph (b) shall not preclude any rights to indemnification, reimbursement, contribution or other similar benefits held by the foregoing persons.

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12.01.2.6	Severability. If any part of this Section is held to be unenforceable, it shall be reviewed and shall not affect either the duties to mediate and arbitrate or any other part of this Section.

12.02
Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Corporation may use such facsimiles signatures of any officer or officers, agents or agent, as the Board or a committee of the Board may authorize.

12.03
Corporate Seal. The Board may provide for a suitable seal containing the name of the Corporation, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplications of the seal if and when the Board or a committee of the Board so desires. It should not, however, be nessary to the validity of any instrument exercised by any authorized officer or officers, that the execution of each instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer of officers shall be as effective and binding on the Corporation whether the corporate seal as if the execution had been evidenced by the corporate seal.

12.04	Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Corporation.

Section 13. Amendments.

Subject to he provisions of the Certificates of Incorporation, the Shareholders or the Board may amend or repeal these Bylaws at any meeting or by written consent of all the Board or all the Shareholders. The Secretary shall record all amendments or repeals of these Bylaws by making the required changes on the Corporation’s copy of the Bylaws and either noting the effective time of the changes (and all other changes following the new restatement of the Bylaws) in a parenthetical from following the amended or deleted Section or by _______ and certifying an amended and restated version of the then effective Bylaws.

The undersigned hereby certifies that the foregoing constitutes a true and correct copy of the Bylaws as adopted by the Board on the 15th day of August, 2002.

This instrument was acknowledged before me on the 15th day of August , 2002,

/s/ illegible
Secretary or the Corporation